UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2023

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California 92610
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2023, BIOLASE, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC and Maxim Group LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 75,000 units (each a “Unit” and collectively, the “Units”), with each Unit consisting of (A) one share of the Company’s Series J Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series J Convertible Preferred Stock”), and (B) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one-half of one (0.50) share of Series J Convertible Preferred Stock, at a price to the public of $60.00 per Unit, less underwriting discounts and commissions. The public offering price of $60.00 per Unit reflects the issuance of the Series J Convertible Preferred Stock with an original issue discount (“OID”) of 40%. The Company is also registering under the Registration Statements (as defined below) additional shares of Series J Convertible Preferred Stock (“PIK Dividend Shares”) that will be issued, if and when the Company’s Board of Directors declares such dividends, as paid in-kind dividends (“PIK dividends”) and the shares of Common Stock issuable upon conversion of the Series J Convertible Preferred Stock issued as PIK dividends (the “PIK Conversion Shares”).

The Units, the shares of Series J Convertible Preferred Stock, the Warrants, the PIK Dividend Shares, the PIK Conversion Shares as well as the shares of Series J Convertible Preferred Stock issuable upon exercise of the Warrants and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Series J Convertible Preferred Stock, are being offered and sold (the “Offering”) by the Company pursuant to (i) an effective registration statement on Form S-1, as amended (File No. 333-273372) (the “Initial Registration Statement”), which was initially filed with the Securities Exchange Commission (“SEC”) on July 21, 2023, as amended on August 14, 2023, August 18, 2023, August 30, 2023, September 5, 2023 and September 11, 2023, and declared effective by the SEC on September 13, 2023, and (ii) a Form S-1 MEF (File No. 333-274504) that was filed and became effective on September 13, 2023 (the “Rule 462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statements”). A final prospectus relating to the Offering was filed with the SEC on September 15, 2023. The closing of the Offering contemplated by the Underwriting Agreement occurred on September 18, 2023.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Lake Street Capital Markets, LLC and Maxim Group LLC acted as joint bookrunners for this Offering.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein.

The Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) entered into by and among the Company, Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Warrant Agent”). A copy of the Warrant Agency Agreement and the form of Warrant are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

There is no established trading market for the Series J Convertible Preferred Stock or the Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to list the Series J Convertible Preferred Stock or the Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The gross proceeds to the Company from this Offering are expected to be approximately $4.5 million, assuming no exercise of the Warrants and before deducting underwriting discounts and commissions and Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 14, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Redeemable Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 160,000 shares of the Company’s authorized preferred stock as Series J Convertible Preferred Stock, with a liquidation preference of $100.00 per share plus any accrued and unpaid dividends, and further establishing the number of shares of Series J Convertible Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of Series J Convertible Preferred Stock and the qualifications, limitations or restrictions thereof.

The Series J Convertible Preferred Stock will not have voting rights, except as required by Delaware law and other limited circumstances.

Dividends on the Series J Convertible Preferred Stock shall be paid in-kind (“PIK dividends”) in additional shares of Series J Convertible Preferred Stock based on the stated value of $100.00 per share at the dividend rate of 20.0% per annum (the “Dividend Rate”). The PIK dividends will be paid on a quarterly basis for one year following the issuance of the Series J Convertible Preferred Stock payable to holders of the Series J Convertible Preferred Stock of record at the close of business on October 31, 2023, January 31, 2024, April 30, 2024 and July 31, 2024 (the “Dividend Record Dates”) at the quarterly dividend rate of 5.0% (the “Quarterly Dividend Rate”). PIK dividends on each share of Series J Convertible Preferred Stock shall be paid three business days after the applicable Dividend Record Date in additional fully paid and nonassessable, registered shares of Series J Convertible Preferred Stock in a number equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Quarterly Dividend Rate and (ii) the stated value of $100.00 per share, by (B) $60.00, the public offering price per Unit.

The Series J Convertible Preferred Stock has a term of one (1) year and is convertible at the option of the holder at any time into shares of Common Stock at a fixed conversion price of $3.26, which fixed conversion price is the closing price of the Common Stock on September 13, 2023, and is subject to adjustment.

If any shares of Series J Convertible Preferred Stock are outstanding at the end of the one (1) year term, then the Company will promptly redeem all of such outstanding shares of Series J Convertible Preferred Stock on a pro rata basis among all of the holders of Series J Convertible Preferred Stock commencing on September 18, 2024, in cash at a price per share of Series J Convertible Preferred Stock equal to the sum of (x) 100% of the Stated Value plus (y) all other amounts due in respect of the Series J Convertible Preferred Stock.

The terms of the Series J Convertible Preferred Stock are more fully described in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference.

On September 14, 2023, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware to establish the powers, preferences and rights of the shares of the Series J Convertible Preferred Stock and the qualifications, limitations or restrictions thereof.

The terms of the Certificate of Designation are more fully described in the Certificate of Designation, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On September 13, 2023, the Company issued a press release announcing the pricing of the Offering. On September 18, 2023, the Company issued a press release announcing the closing of the Offering. Copies of each of these press releases are attached hereto as Exhibits 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 13, 2023, by and among BIOLASE, Inc., Lake Street Capital Markets, LLC and Maxim Group LLC, as representatives of the several underwriters named therein

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Redeemable Preferred Stock, dated September 14, 2023

4.1	Warrant Agency Agreement, dated September 18, 2023, by and among BIOLASE, Inc., Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federal trust company

4.2	Form of Warrant to Purchase Shares of Series J Convertible Preferred Stock

99.1	Press Release of BIOLASE, Inc., dated September 13, 2023

99.2	Press Release of BIOLASE, Inc., dated September 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: September 18, 2023	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	Chief Executive Officer